Pricing Supplement dated September 26, 2008
           to the Product Prospectus Supplement dated January 7, 2008, the Prospectus Supplement dated February 28, 2007 and
                      the Prospectus dated January 5, 2007

  [RBC LOGO]      $696,000

                  Royal Bank of Canada
                  Principal Protected Currency Linked Notes, due September 30, 2011, Linked to the Negative Performance of a Basket of International Currencies


     Royal Bank of Canada is offering the principal protected notes whose return is linked to the negative performance of the Reference Assets described below, which may be described in greater detail in the reference asset supplement attached to the product prospectus supplement as Annex A (the "reference asset supplement"). The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated January 7, 2008 describe terms that will apply generally to the principal protected notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control.

Issuer:                 Royal Bank of Canada ("Royal Bank").

Issue:                  Senior Global Medium-Term Notes, Series C

Underwriter:            RBC Capital Markets Corporation

Interest rate           We will not pay you interest during the term of the
(coupon):               notes.

Principal Protection:   100%

Reference Assets:       The payment at maturity on the Notes are linked to the
                        value of a weighted basket (the "Basket") consisting of five currencies (each a "Basket Currency," and together, the "Basket Currencies"). Such weightings will be achieved by providing a Component Weight for each Basket
                        Currency. The Initial Reference Rates are expressed in
                        CCY/USD.

                        Basket Currency                              Component Weight          Initial Reference Rate
                        ---------------                              ----------------          ----------------------
                        Japanese yen/JPY                                   20%                         105.72

                        European Union euro/EUR                            20%                         0.68348

                        British Pound Sterling/GBP                         20%                         0.54271

                        Swiss franc/CHF                                    20%                         1.0855

                        Canadian dollar/CAD                                20%                         1.0344

Incorporated risk       The notes are subject to the risks set forth under the
factors:                heading "General Risks" in the product prospectus
                        supplement. In addition to those General Risks, the notes are also subject to the risks described in the product prospectus supplement on PS-9 in the section entitled "Risks Specific To Notes Linked To The
                        Performance Of A Currency, A Currency Index Or A Basket
                        Of Currencies Or Currency Indices."

Initial Valuation       September 26, 2008
Date:

Issue Date:             September 30, 2008

Maturity Date:          September 30, 2011

Term:                   The term of your notes is approximately three (3) years.

Participation Rate:     130%

Payment at              At maturity, the investor receives the principal amount
Maturity:               invested (the "Principal Amount") plus an amount equal
                        to the greater of:
                           1.  Zero (0%); and
                           2. The Principal Amount multiplied by the Basket Performance multiplied by the Participation Rate

Basket Performance:     The Basket Performance is equal to the weighted return
                        of the Basket Currencies. The Basket Performance is calculated using the following formula:

       JPY(F) - JPY(I)            EUR(F) - EUR(I)          GBP(F) - GBP(I)           CHF(F) - CHF(I)           CAD(F) - CAD(I)
20% x (---------------) + 20% x (---------------) + 20% x (---------------) + 20% x (---------------) + 20% x (---------------)
           JPY(F)                    EUR(F)                    GBP(F)                    CHF(F)                     CAD(F)


                        Where, JPY(I), EUR(I), GBP(I), CHF(I) and CAD(I) are the Initial Rates for JPY, EUR, GBP, CHF and CAD respectively; JPY(F), EUR(F), GBP(F), CHF(F) and CAD(F) are the Final Rates for JPY, EUR, GBP, CHF and CAD respectively.

Special features of     The notes are "bearish" principal protected currency
the notes:              linked notes offering participation in the depreciation
                        of the Reference Assets relative to the U.S. dollar at maturity. If the Basket Performance is zero or negative, the return on the notes will be limited to the principal amount. The Basket Performance will be positive and you will receive a higher payment at maturity if the value of the Basket Currencies depreciates relative to the U.S. dollar. See the section "Certain Features of the Notes" beginning on Page PS-25 in the product prospectus supplement.

U.S. tax treatment      We intend to treat the notes as subject to the special
                        rules applicable to contingent payment debt obligations for U.S. federal income tax purposes. In accordance with these rules, you will be required to accrue interest income in accordance with the comparable yield and projected payment schedule for your notes. You should call RBC Capital Markets toll free at (866) 609-6009 to obtain this information. For a detailed discussion of the tax consequences of owning and disposing of your notes, please see the discussion under "Supplemental
                        Discussion of Federal Income Taxes" in the accompanying product supplement, "Certain Income Tax Consequences" in the accompanying prospectus supplement, and "Tax
                        Consequences" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

Minimum                 $1,000 (except for certain non-U.S. investors for whom
Investment:             the minimum investment will be higher)


Denomination:           $1,000 (except for certain non-U.S. investors for whom
                        the denomination will be higher)

Final Valuation         September 28, 2011, subject to extension for market and
Date:                   other disruptions.

Determination of        The Reference Rate for each Basket Currency will be
Final Reference         determined by reference to the exchange rates for spot
Rates:                  settlement for the Basket Currencies, as defined in the
                        reference asset supplement to the product prospectus supplement in the section "Currency Exchange Rates" on page R-28. In certain circumstances, the Final Reference
                        Rate for the Reference Assets will be based on an alternate calculation for each Currency as described under "Unavailability of the Reference Price on a Valuation Date -- Reference Asset Consisting of
                        Individual Foreign Currencies" in the product prospectus supplement.

Clearance and           DTC global (including through its indirect participants
Settlement:             Euroclear and Clearstream, Luxembourg as described under
                        "Description of Debt Securities -- Ownership and Book-
                        Entry Issuance" in the accompanying prospectus).

Currency:               U.S. dollars.

Listing: The notes will not be listed on any securities exchange or quotation system.

CUSIP:                  78008GPD8

Calculation agent:      The Bank of New York.

Terms Incorporated      All of the terms appearing above the item captioned
In the Master Note:     "Listing" on the cover page of this pricing supplement
                        and the terms appearing under the caption "Additional
                        Terms of the Principal Protected Notes" in the product prospectus supplement with respect to principal protected notes dated January 7, 2008.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 of the product supplement to read about investment risks relating to the principal protected notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus, prospectus supplement and product prospectus supplement. Any representation to the contrary is a criminal offense.

                                                                                              Per note           Total
                                                                                              --------           -----
Price to public ......................................................................     100%             $696,000
Underwriting discounts and commission.................................................     2.625%           $18,270
Proceeds to Royal Bank................................................................     97.375%          $677,730


The price to purchasers who maintain accounts with participating dealers in which only asset-based fees are charged is 98% and the concession paid to such dealers is 0.625%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

RBC Capital Markets Corporation, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of $26.25 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of $26.25 per $1,000 principal amount note. The price of the notes also included a profit of $30.80 earned by Royal Bank of Canada in hedging its exposure under the notes. The total of the commission received by RBCCM, which includes concessions to be allowed to other dealers, and the hedging profits of Royal Bank Canada was $57.05 per $1,000 principal amount note.

We may use this pricing supplement in the initial sale of principal protected notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in principal protected notes after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.


                         ADDITIONAL TERMS OF YOUR NOTES



You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated January 7, 2008:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465908000021/
     f1383424b3.txt


Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.


                              Hypothetical Returns

                 Sample Calculations of the Payment at Maturity

The examples set forth below are included for illustration purposes only. The reference rates of the Basket Currencies used to illustrate the calculation of Basket Performance are neither estimates nor forecasts of the references rates of the Basket Currencies on the initial valuation date or the final valuation date on which the calculation of the Basket Performance, and in turn the payment at maturity, will depend. The Basket Performance will be positive and you will receive a higher payment at maturity if the value of the Basket Currencies depreciates relative to the U.S. dollar. All examples assume that a holder has purchased Notes with an aggregate principal amount of $10,000, with a participation rate of 125% and that no extraordinary event has occurred.


Example 1--   Calculation of the payment at maturity where the Basket
              Performance is greater than or equal to 0%.
              Basket Performance:        55% (the Basket Currencies have
                                         depreciated versus the US dollar)
              Payment at Maturity:       $10,000 + ($10,000 x 55% x 125%) =
                                         $10,000 + $6,875 = $16,875
              On a $10,000 investment, a 55% basket performance results in a payment at maturity of $16,875, a 68.75% return on the Notes.


Example 2--   Calculation of the payment at maturity where the Basket
              Performance is less than 0%.
              Basket Performance:        -25% (the Basket Currencies have
                                         appreciated versus the US dollar)
              Payment at Maturity:       The Payment at Maturity cannot be less
                                         than zero; therefore, the Payment at
                                         Maturity will be limited to the
                                         Principal Amount.
              On a $10,000 investment, a -25% Basket Performance results in a payment at maturity of $10,000, a 0% return on the Notes.

                             Historical Information

The graphs below set forth the historical performance of each Reference Asset. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing rates of each Reference Asset. The information provided in each table is for the four quarters of 2005, 2006 and 2007, the first and second quarter of 2008, as well as from July 1, 2008 to September 25, 2008.

We obtained the information regarding the historical performance of the Reference Assets in the charts below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of the Reference Assets should not be taken as an indication of future performance, and no assurance can be given as to the market rates of the Reference Assets on the final valuation date. We cannot give you assurance that the performance of the Reference Assets will result in any return in addition to your initial investment.

                      Value in USD of one (1) Japanese Yen
                                (Sep-03 - Sep-07)
                                 [CHART OMITTED]



                                                                                                  Period-End
                                               High Intra-Day           Low Intra-Day           Closing Rate of
   Period-Start           Period-End             Rate of the             Rate of the             the Reference
       Date                  Date              Reference Asset         Reference Asset               Asset
       ----                  ----              ---------------         ---------------               -----
     4/1/2004             6/30/2004               114.88                   103.49                   108.77
     7/1/2004             9/30/2004               112.49                   107.58                   110.05
    10/1/2004            12/31/2004               111.46                   101.84                   102.63

     1/1/2005             3/31/2005               107.7                    101.68                   107.15
     4/1/2005             6/30/2005               110.99                   104.2                    110.92
     7/1/2005             9/30/2005               113.72                   108.77                   113.51
    10/1/2005            12/30/2005               121.4                    113.02                   117.75

     1/1/2006             3/31/2006               119.4                    113.43                   117.78
     4/1/2006             6/30/2006               118.9                    109                      114.42
     7/1/2006             9/29/2006               118.28                   113.46                   118.18
    10/1/2006            12/29/2006               119.88                   114.44                   119.07

     1/1/2007             3/31/2007               122.19                   115.16                   117.83
     4/1/2007             6/30/2007               124.14                   117.46                   123.18
     7/1/2007             9/30/2007               123.68                   111.62                   114.8
    10/1/2007            12/31/2007               117.94                   107.23                   111.71

     1/1/2008             3/31/2008               112.05                    95.78                    99.69
     4/1/2008             6/30/2008               108.58                    99.60                   106.21
     7/1/2008             9/25/2008               110.66                   103.54                   106.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                   Value in USD of one (1) European Union Euro
                                (Sep-03 - Sep-07)
                                 [CHART OMITTED]



                                                                                                  Period-End
                                               High Intra-Day           Low Intra-Day           Closing Rate of
   Period-Start           Period-End             Rate of the             Rate of the             the Reference
       Date                  Date              Reference Asset         Reference Asset               Asset
       ----                  ----              ---------------         ---------------               -----
     4/1/2004             6/30/2004               1.2389                   1.1761                   1.2199
     7/1/2004             9/30/2004               1.2461                   1.1969                   1.2436
    10/1/2004            12/31/2004               1.3666                   1.2225                   1.3554

     1/1/2005             3/31/2005               1.3582                   1.2732                   1.2964
     4/1/2005             6/30/2005               1.3125                   1.1981                   1.2108
     7/1/2005             9/30/2005               1.2589                   1.1868                   1.2026
    10/1/2005            12/30/2005               1.2205                   1.164                    1.1849

     1/1/2006             3/31/2006               1.2323                   1.1802                   1.2118
     4/1/2006             6/30/2006               1.2979                   1.2034                   1.279
     7/1/2006             9/29/2006               1.2938                   1.2458                   1.2674
    10/1/2006            12/29/2006               1.3367                   1.2484                   1.3199

     1/1/2007             3/31/2007               1.3411                   1.2868                   1.3354
     4/1/2007             6/30/2007               1.368                    1.3264                   1.3542
     7/1/2007             9/30/2007               1.4278                   1.3361                   1.4267
    10/1/2007            12/31/2007               1.4967                   1.4015                   1.459

     1/1/2008             3/31/2008               1.5904                   1.4365                   1.5788
     4/1/2008             6/30/2008               1.6018                   1.5286                   1.5755
     7/1/2008             9/25/2008               1.6038                   1.3882                   1.4609


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                 Value in USD of one (1) British Pound Sterling
                                (Sep-03 - Sep-07)
                                 [CHART OMITTED]



                                                                                                  Period-End
                                               High Intra-Day           Low Intra-Day           Closing Rate of
   Period-Start           Period-End             Rate of the             Rate of the             the Reference
       Date                  Date              Reference Asset         Reference Asset               Asset
       ----                  ----              ---------------         ---------------               -----
     4/1/2004             6/30/2004               1.8606                   1.7481                   1.8203
     7/1/2004             9/30/2004               1.8771                   1.7709                   1.812
    10/1/2004            12/31/2004               1.955                    1.7747                   1.9181

     1/1/2005             3/31/2005               1.9325                   1.851                    1.8905
     4/1/2005             6/30/2005               1.9217                   1.7873                   1.7915
     7/1/2005             9/30/2005               1.85                     1.7273                   1.7643
    10/1/2005            12/30/2005               1.7904                   1.7049                   1.723

     1/1/2006             3/31/2006               1.7935                   1.7188                   1.7372
     4/1/2006             6/30/2006               1.9026                   1.7251                   1.8484
     7/1/2006             9/29/2006               1.9143                   1.8177                   1.8723
    10/1/2006            12/29/2006               1.9848                   1.8519                   1.9589

     1/1/2007             3/31/2007               1.9916                   1.9186                   1.9678
     4/1/2007             6/30/2007               2.0133                   1.9593                   2.0088
     7/1/2007             9/30/2007               2.0654                   1.9654                   2.0473
    10/1/2007            12/31/2007               2.1162                   1.9697                   1.9849

     1/1/2008             3/31/2008               2.0393                   1.9338                   1.9837
     4/1/2008             6/30/2008               2.0045                   1.9365                   1.9923
     7/1/2008             9/25/2008               2.0157                   1.7447                   1.8372


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Value in USD of one (1) Swiss franc
                                (Sep-03 - Sep-07)
                                 [CHART OMITTED]



                                                                                                  Period-End
                                               High Intra-Day           Low Intra-Day           Closing Rate of
   Period-Start           Period-End             Rate of the             Rate of the             the Reference
       Date                  Date              Reference Asset         Reference Asset               Asset
       ----                  ----              ---------------         ---------------               -----
     4/1/2004             6/30/2004               1.3227                   1.2323                   1.2487
     7/1/2004             9/30/2004               1.2859                   1.2206                   1.2461
    10/1/2004            12/31/2004               1.2685                   1.1284                   1.1403

     1/1/2005             3/31/2005               1.2263                   1.137                    1.1965
     4/1/2005             6/30/2005               1.2878                   1.1739                   1.2814
     7/1/2005             9/30/2005               1.3082                   1.2241                   1.2939
    10/1/2005            12/30/2005               1.3286                   1.2673                   1.3134

     1/1/2006             3/31/2006               1.324                    1.2559                   1.3042
     4/1/2006             6/30/2006               1.3137                   1.192                    1.2232
     7/1/2006             9/29/2006               1.2623                   1.2184                   1.2506
    10/1/2006            12/29/2006               1.2771                   1.1882                   1.219

     1/1/2007             3/31/2007               1.2572                   1.2032                   1.2156
     4/1/2007             6/30/2007               1.2469                   1.1996                   1.2215
     7/1/2007             9/30/2007               1.2233                   1.1626                   1.164
    10/1/2007            12/31/2007               1.1894                   1.089                    1.1335

     1/1/2008             3/31/2008               1.1349                   0.9645                   0.9931
     4/1/2008             6/30/2008               1.0622                   0.9890                   1.0211
     7/1/2008             9/25/2008               1.1418                   1.0012                   1.0906


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     Value in USD of one (1) Canadian dollar
                                (Sep-03 - Sep-07)
                                 [CHART OMITTED]



                                                                                                  Period-End
                                               High Intra-Day           Low Intra-Day           Closing Rate of
   Period-Start           Period-End             Rate of the             Rate of the             the Reference
       Date                  Date              Reference Asset         Reference Asset               Asset
       ----                  ----              ---------------         ---------------               -----
     4/1/2004             6/30/2004               1.4002                   1.3038                   1.3328
     7/1/2004             9/30/2004               1.3384                   1.2592                   1.2613
    10/1/2004            12/31/2004               1.2755                   1.1718                   1.2019

     1/1/2005             3/31/2005               1.2583                   1.1948                   1.2104
     4/1/2005             6/30/2005               1.2734                   1.2068                   1.2251
     7/1/2005             9/30/2005               1.2479                   1.1588                   1.163
    10/1/2005            12/30/2005               1.1977                   1.1428                   1.162

     1/1/2006             3/31/2006               1.1797                   1.13                     1.1686
     4/1/2006             6/30/2006               1.1772                   1.0932                   1.1163
     7/1/2006             9/29/2006               1.1459                   1.1032                   1.118
    10/1/2006            12/29/2006               1.1669                   1.1147                   1.1659

     1/1/2007             3/31/2007               1.1876                   1.1501                   1.154
     4/1/2007             6/30/2007               1.16                     1.047                    1.0654
     7/1/2007             9/30/2007               1.0866                   0.9915                   0.9923
    10/1/2007            12/31/2007               1.0249                   0.9059                   0.9984

     1/1/2008             3/31/2008               1.0379                   0.9712                   1.0254
     4/1/2008             6/30/2008               1.0326                   0.982                    1.0215
     7/1/2008             9/25/2008               1.0821                   0.9976                   1.0348


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Specific Investment Considerations

The notes are intended to be held to maturity. Your principal is only protected (to the extent specified on the front cover of this pricing supplement) if you hold the notes until maturity. If you sell your notes in the secondary market prior to maturity, you will not receive principal protection on the portion of your notes sold and may incur a substantial loss. There may be little or no secondary market for the notes. In addition, the price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

You may not realize a gain on the note. The notes are principal protected currency linked notes offering participation in the negative performance of the Reference Assets relative to the U.S. dollar at maturity. The Basket Performance will be positive and you will receive a higher payment at maturity if the value of the Basket Currencies depreciates relative to the U.S. dollar. If the Basket Performance is zero or negative on the final valuation date, the payment at maturity with respect to each note will be limited to the principal amount. This will be true, even where the Basket Performance was positive as of some date or dates prior to the final valuation date, because the payment at maturity will be calculated solely on the basis of the Basket Performance (or otherwise determined by the calculation agent, in the case of a market disruption event) as of the final valuation date. The notes are intended to be held to maturity.

The notes are unsecured. The notes are solely the unsecured obligations of Royal Bank. An investment in the notes does not constitute a deposit and neither the notes nor your investment in the notes are insured by the Canada Deposit Insurance Corporation, the Federal Deposit Insurance Corporation or any other private or governmental agency. The business and affairs of Royal Bank may affect the market value of your Notes.

The values of the Basket Currencies and the U.S. Dollar are affected by many complex factors. The Basket Currency exchange rates are a result of the supply of and demand for each currency, and changes in foreign exchange rates may result from the interactions of many factors including economic, financial, social and political conditions in the United States, the countries of Japan, the European Union, Britain, Switzerland and Canada. These conditions include, for example, the overall growth and performance of the economies of the United States and the Basket Currencies; the trade and current account balances between the U.S. on the one hand and the Basket Currencies on the other; the financing and capital account balances between the U.S. on the one hand and the Basket Currencies on the other; market interventions by the Federal Reserve Board or the respective governmental and banking authorities responsible for setting foreign exchange policies in Japan, the European Union, Britain, Switzerland and Canada; inflation, interest rate levels, the performance of stock markets, and the stability of the governments and banking systems in the United States and Japan, the European Union, Britain, Switzerland and Canada; wars that any of the United States, the countries of Japan, the European Union, Britain, Switzerland and Canada are directly or indirectly involved in or wars that occur anywhere in the world; major natural disasters in the United States, the countries of Japan, the European Union, Britain, Switzerland and Canada; and other foreseeable and unforeseeable events.

Certain relevant information relating to the Basket Currencies may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments. Prospective purchasers of the notes should be aware of the possible lack of availability of important information that can affect the value of the Basket Currencies relative to the U.S. Dollar and must be prepared to make special efforts to obtain that information on a timely basis.

The liquidity, market value and maturity payment amount of the notes could be affected by the actions of the governments of the Basket Currencies. Exchange rates of the currencies of most economically developed nations and of many other nations, including Japan, the European Union, Britain, Switzerland and Canada, are "floating," meaning they are permitted to fluctuate in value relative to the U.S. Dollar. However, governments of many nations, from time to time, do not allow their currencies to float freely in response to economic forces. Governments, including the governments of the Basket Currencies use a variety of techniques, such as intervention by their central banks or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments may also issue a new currency to replace an existing currency or alter its exchange rate or relative exchange characteristics by devaluing or revaluing the currency. Thus, a special risk in purchasing the

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notes is that their liquidity, trading value and amounts payable could be affected by the actions of the governments of the Basket Currencies that could change or interfere with currency valuations that are currently determined primarily by the markets, by fluctuations in response to other market forces, and the movement of currencies across borders. There will be no adjustment or change in the terms of the notes if exchange rates become fixed, if there is any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, if there is an issuance of a replacement currency, or if other developments affect any or all of the Basket Currencies, the U.S. Dollar, or any other currency.

Potential conflicts of interest. We and our affiliates expect to engage in trading activities related to the Reference Assets that may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities could influence the rates of the Reference Assets and, therefore, the market value of the notes.

Insurance companies, employee benefit plans and non-U.S. holders. Any insurance company or fiduciary of a pension plan or other employee benefit plan or any non-U.S. holder of the notes should consult with its own advisors to determine whether an investment in the notes is suitable for you. Non-U.S. holders are subject to particular risks that are not described in the product supplement.


                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about September 30, 2008 which is the second business day following the Initial Valuation Date (this settlement cycle being referred to as "T+2"). See "Supplemental Plan of Distribution" in the prospectus supplement dated February 28, 2007.



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

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement, the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.



                                    $696,000


                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Principal Protected Notes

                               September 26, 2008